=============================================================================

                            CREDIT AGREEMENT

                       DATED AS OF MARCH 17, 2000


                                  AMONG


                        THE EARTHGRAINS COMPANY,


               MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                        AS ADMINISTRATIVE AGENT,


                         BANK OF AMERICA, N.A.,

                          AS SYNDICATION AGENT,


                              BANK ONE, NA,

                         AS DOCUMENTATION AGENT,

                                   AND


              THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                               ARRANGED BY

                       J.P. MORGAN SECURITIES INC.



=============================================================================

                         THE EARTHGRAINS COMPANY
                            CREDIT AGREEMENT
                       DATED AS OF MARCH 17, 2000


                            TABLE OF CONTENTS
                            -----------------


Document No.      Description
------------      -----------

1 Credit Agreement dated as of March 17, 2000, among The Earthgrains Company, Morgan Guaranty Trust Company of New York, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Bank One, NA, as Documentation Agent, and the Other Financial Institutions Party thereto, Arranged by J.P. Morgan Securities, Inc.

                  Schedules
                  ---------

                  Schedule 1.1      Pricing Grid
                  Schedule 2.1      Commitments and Pro Rata Shares
                  Schedule 5.5      Litigation
                  Schedule 5.7      ERISA
                  Schedule 5.11     Material Liabilities
                  Schedule 5.12     Environmental Matters
                  Schedule 5.16     Subsidiaries and Minority Interests
                  Schedule 7.2      Permitted Liens
                  Schedule 10.2     Lending Offices; Addresses for Notices

                  Exhibits
                  --------

                  Exhibit A         Form of Notice of Borrowing
                  Exhibit B         Form of Notice of Conversion/Continuation
                  Exhibit C         Form of Compliance Certificate
                  Exhibit D         Form of Opinion of Counsel to the Company
                  Exhibit E         Form of Opinion of Special Counsel to the
                                    Company
                  Exhibit F         Form of Assignment and Acceptance
                  Exhibit G         Form of Promissory Note

2 Promissory Notes dated as of March 17, 2000, executed by the Company in favor of each of the Lenders.

3 Responsible Officer's Certificate dated as of March 20, 2000, certifying (i) completion of the Metz Acquisition,
                  (ii) representations and warranties under Article V of the Credit Agreement, (iii) absence of an Event of

                  Default of Unmatured Event of Default and (iv) absence of events or circumstances causing a Material Adverse Effect.

4 Secretary's Certificate dated as of March 20, 2000, certifying (i) Amended and Restated Certificate of Incorporation, (ii) By-laws, (iii) Incumbency signatures,
                  (iv) no further amendments to the Certificate of Incorporation, (v) good standing under the laws of the State of Delaware, (vi) Resolutions and (vii) due execution.

5                 Authorization of Representatives dated as of March 20,
                  2000.

6 Opinion of Bryan Cave LLP, counsel to The Earthgrains Company, dated as of March 20, 2000.

7 Opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent, dated as of March 17, 2000.

=============================================================================


                            CREDIT AGREEMENT

                       DATED AS OF MARCH 17, 2000

                                  AMONG


                        THE EARTHGRAINS COMPANY,


               MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                        AS ADMINISTRATIVE AGENT,


                         BANK OF AMERICA, N.A.,

                          AS SYNDICATION AGENT,


                              BANK ONE, NA,

                         AS DOCUMENTATION AGENT,

                                   AND


              THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                               ARRANGED BY

                       J.P. MORGAN SECURITIES INC.


=============================================================================

                                    TABLE OF CONTENTS

SECTION                                                                                  Page

                                        ARTICLE I
                                       DEFINITIONS

1.1   Certain Defined Terms                                                                 1
1.2   Other Interpretive Provisions                                                        15
1.3   Accounting Principles                                                                16

                                       ARTICLE II
                                       THE CREDITS

2.1   Amounts and Terms of Commitments                                                     16
2.2   Loan Accounts                                                                        16
2.3   Procedure for Borrowing                                                              17
2.4   Conversion and Continuation Elections for Borrowings                                 18
2.5   Voluntary Termination or Reduction of Commitments                                    19
2.6   Mandatory Reduction of Commitments                                                   19
2.7   Optional Prepayments                                                                 19
2.8   Repayment                                                                            20
2.9   Interest                                                                             20
2.10  Fees                                                                                 20
            (a) Arrangement, Agency Fees                                                   20
            (b) Facility Fees                                                              21
            (c) Utilization Fees                                                           21
            (d) Participation Fees                                                         21
2.11  Computation of Fees and Interest                                                     21
2.12  Payments by the Company                                                              22
2.13  Payments by the Lenders to the Administrative Agent                                  22
2.14  Sharing of Payments, Etc.                                                            23

                                       ARTICLE III
                         TAXES, YIELD PROTECTION AND ILLEGALITY

3.1   Taxes                                                                                24
3.2   Illegality                                                                           25
3.3   Increased Costs and Reduction of Return                                              25
3.4   Funding Losses                                                                       26
3.5   Inability to Determine Rates                                                         27
3.6   Certificates of Lenders                                                              27
3.7   Substitution of Lenders                                                              27
3.8   Survival                                                                             28


                           i



                                       ARTICLE IV
                                  CONDITIONS PRECEDENT

4.1   Conditions to Initial Loans                                                          28
            (a)   Agreement and Notes                                                      28
            (b)   Resolutions; Incumbency                                                  28
            (c)   Organization Documents                                                   28
            (d)   Legal Opinions                                                           28
            (e)   Payment of Fees                                                          29
            (f)   Certificate                                                              29
            (g)   Other Documents                                                          29
4.2   Conditions to All Borrowings                                                         29
            (a)   Notice, Application                                                      29
            (b)   Continuation of Representations and Warranties                           29
            (c)   No Existing Default                                                      29

                                        ARTICLE V
                             REPRESENTATIONS AND WARRANTIES

5.1   Corporate Existence and Power                                                        30
5.2   Corporate Authorization; No Contravention                                            30
5.3   Governmental Authorization                                                           30
5.4   Binding Effect                                                                       31
5.5   Litigation                                                                           31
5.6   No Default                                                                           31
5.7   ERISA Compliance                                                                     31
5.8   Use of Proceeds; Margin Regulations                                                  32
5.9   Title to Properties                                                                  32
5.10  Taxes                                                                                32
5.11  Financial Condition                                                                  32
5.12  Environmental Matters                                                                33
5.13  Regulated Entities                                                                   33
5.14  No Burdensome Restrictions                                                           33
5.15  Copyrights, Patents, Trademarks and Licenses, etc.                                   33
5.16  Subsidiaries                                                                         33
5.17  Insurance                                                                            34
5.18  Swap Obligations                                                                     34
5.19  Full Disclosure                                                                      34
5.20  Metz Acquisition                                                                     34



                           ii



                                       ARTICLE VI
                                  AFFIRMATIVE COVENANTS

6.1   Financial Statements                                                                 35
6.2   Certificates; Other Information                                                      35
6.3   Notices                                                                              36
6.4   Preservation of Corporate Existence, Etc.                                            37
6.5   Maintenance of Property                                                              37
6.6   Insurance                                                                            37
6.7   Payment of Obligations                                                               37
6.8   Compliance with Laws                                                                 38
6.9   Compliance with ERISA                                                                38
6.10  Inspection of Property and Books and Records                                         38
6.11  Environmental Laws                                                                   38
6.12  Use of Proceeds                                                                      38

                                       ARTICLE VII
                                   NEGATIVE COVENANTS

7.1   Financial Condition Covenants                                                        39
            (a)   Leverage Ratio                                                           39
            (b)   Interest Coverage Ratio                                                  39
7.2   Limitation on Liens                                                                  39
7.3   Disposition of Assets                                                                41
7.4   Consolidations and Mergers                                                           41
7.5   Loans and Investments                                                                41
7.6   Limitation on Foreign Subsidiary Indebtedness                                        43
7.7   Transactions with Affiliates                                                         43
7.8   Use of Proceeds                                                                      43
7.9   Swap Contracts                                                                       43
7.10  Restricted Payments                                                                  43
7.11  ERISA                                                                                44
7.12  Change in Business                                                                   44
7.13  Accounting Changes                                                                   44

                                      ARTICLE VIII
                                    EVENTS OF DEFAULT

8.1   Event of Default                                                                     44
            (a)   Non-Payment                                                              44
            (b)   Representation or Warranty                                               45
            (c)   Specific Defaults                                                        45
            (d)   Other Defaults                                                           45
            (e)   Cross-Default                                                            45
            (f)   Insolvency; Voluntary Proceedings                                        45



                           iii



            (g)   Involuntary Proceedings                                                  45
            (h)   ERISA                                                                    46
            (i)   Judgments                                                                46
            (j)   Change of Control                                                        46
8.2    Remedies                                                                            46
8.3    Rights Not Exclusive                                                                47

                                       ARTICLE IX
                                THE ADMINISTRATIVE AGENT

9.1    Appointment and Authorization; "Administrative Agent"                               47
9.2    Delegation of Duties                                                                47
9.3    Liability of Administrative Agent                                                   47
9.4    Reliance by Administrative Agent                                                    48
9.5    Notice of Default                                                                   48
9.6    Credit Decision                                                                     49
9.7    Indemnification of Administrative Agent                                             49
9.8    Administrative Agent in Individual Capacity                                         50
9.9    Successor Administrative Agent                                                      50
9.10   Withholding Tax                                                                     50
9.11   Other Agents                                                                        52

                                        ARTICLE X
                                      MISCELLANEOUS

10.1   Amendments and Waivers                                                              52
10.2   Notices                                                                             53
10.3   No Waiver; Cumulative Remedies                                                      54
10.4   Costs and Expenses                                                                  54
10.5   Company Indemnification                                                             54
10.6   Payments Set Aside                                                                  55
10.7   Successors and Assigns                                                              55
10.8   Assignments, Participations, Etc.                                                   55
10.9   Confidentiality                                                                     57
10.10  Set-off                                                                             57
10.11  Notification of Addresses, Lending Offices, Etc.                                    58
10.12  Counterparts                                                                        58
10.13  Severability                                                                        58
10.14  No Third Parties Benefited                                                          58
10.15  Governing Law and Jurisdiction                                                      58
10.16  Waiver of Jury Trial                                                                59
10.17  Entire Agreement                                                                    59



                           iv



SCHEDULES

Schedule 1.1      Pricing Grid
Schedule 2.1      Commitments and Pro Rata Shares
Schedule 5.5      Litigation
Schedule 5.7      ERISA
Schedule 5.11     Material Liabilities
Schedule 5.12     Environmental Matters
Schedule 5.16     Subsidiaries and Minority Interests
Schedule 7.2      Permitted Liens
Schedule 10.2     Lending Offices; Addresses for Notices

EXHIBITS

Exhibit A         Form of Notice of Borrowing
Exhibit B         Form of Notice of Conversion/Continuation
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Opinion of Counsel to the Company
Exhibit E         Form of Opinion of Special Counsel to the Administrative Agent
Exhibit F         Form of Assignment and Acceptance
Exhibit G         Form of Promissory Note

                            CREDIT AGREEMENT

     This CREDIT AGREEMENT is entered into as of March 17, 2000, among THE EARTHGRAINS COMPANY, a Delaware corporation (the "Company"), the several
                                                  -------
financial institutions from time to time party to this Agreement (collectively the "Lenders"; individually each a "Lender"), BANK OF AMERICA, N.A.,
     -------                        ------
as Syndication Agent, BANK ONE, NA, as Documentation Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent for the Lenders.

     In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                ARTICLE I

                               DEFINITIONS

     1.1 Certain Defined Terms. The following terms have the following
         ---------------------
meanings:

     Acquisition means any transaction or series of related transactions
     -----------
for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

     Adjusted Pro Rata Share means for any Lender at any time the
     -----------------------
proportion (expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans constitutes of (ii) the aggregate principal amount of all Loans).

     Administrative Agent means Morgan Guaranty Trust Company of New York
     --------------------
in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.9.
              -----------

     Administrative Agent-Related Persons means MGT and any successor agent
     ------------------------------------
arising under Section 9.9, together with its Affiliates (including, in the
              -----------
case of MGT, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     Administrative Agent's Payment Office means the address for payments
     -------------------------------------
set forth on Schedule 10.2 or such other address as the Administrative Agent
             -------------
may from time to time specify.

     Affiliate means, as to any Person, any other Person which, directly or
     ---------
indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities or membership interests, by contract or otherwise.

     Agreement means this Credit Agreement.
     ---------

     AmeriServe Bankruptcy Charges means the first $5,600,000 of charges
     -----------------------------
taken by the Company and its Subsidiaries related to the voluntary petition for Chapter 11 protection under the U.S. Bankruptcy Code filed by AmeriServe Food Distribution, Inc. on January 31, 2000.

     Anheuser-Busch means Anheuser-Busch Companies, Inc., a Delaware
     --------------
corporation.

     Applicable Margin means the applicable rate per annum for a Loan set
     -----------------
forth in Schedule 1.1.
         ------------

     Arranger means J.P. Morgan Securities Inc., a Delaware corporation.
     --------

     Assignee - see subsection 10.8(a).
     --------       ------------------

     Assignment and Acceptance - see subsection 10.8(a).
     -------------------------       ------------------

     Attorney Costs means and includes all reasonable fees and
     --------------
disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11
     ---------------
U.S.C. Section 101, et seq.).
                    -- ---

     Base Rate means, for any day, the higher of: (a) 0.50% per annum above
     ---------
the latest Federal Funds Rate and (b) the rate of interest in effect for such day as publicly announced from time to time by MGT in New York, New York, as its "reference rate." (The "reference rate" is a rate set by MGT based upon various factors including MGT's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by MGT shall take effect at the opening of business on the day specified in the public announcement of such change.

     Base Rate Loan means a Loan that bears interest based on the Base
     --------------
Rate.

     Borrowing means a borrowing hereunder consisting of Loans of the same
     ---------
Type made to the Company on the same day by one or more Lenders under Article
                                                                      -------
II and, other than in the case of Base Rate Loans, having the same Interest
--
Period.

     Borrowing Date means any date on which a Borrowing occurs under
     --------------
Section 2.3.
-----------

     Business Day means any day other than a Saturday, Sunday or other day
     ------------
on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the offshore dollar interbank market.

     Capital Adequacy Regulation means any guideline, request or directive
     ---------------------------
of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

     Change of Control means any of the following events:
     -----------------

     (a) any Person or group (within the meaning of Rule 13d-5 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) shall become the Beneficial Owner (as defined in Rule 13d-3 of the SEC under the Securities Exchange Act of 1934 as in effect on the date hereof) of 25% or more of the capital stock or other equity interests of the Company the holders of which are entitled under ordinary circumstances (irrespective of whether at the time the holders of such stock or other equity interests shall have or might have voting power by reason of the happening of any contingency) to vote for the election of the directors of the Company;

     (b) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members; or

     (c) any event or condition relating to a change of control of the Company shall occur which requires, or permits the holder or holders (or any agent or trustee therefor) of any Indebtedness of the Company or any Subsidiary to require, the purchase or repurchase prior to its expressed maturity of any Indebtedness of the Company or any Subsidiary in an aggregate principal amount (for all such Indebtedness) of $30,000,000 or more.

     Closing Date means the date on which all conditions precedent to the
     ------------
making of the Initial Loans hereunder have been satisfied or waived.

     Code means the Internal Revenue Code of 1986, and regulations
     ----
promulgated thereunder.

     Commitment - see Section 2.1. As of the Signing Date, the amount of
     ----------       -----------
the combined Commitments of all Lenders is $600,000,000.

     Company - see the Preamble.
     -------           --------

     Compliance Certificate means a certificate substantially in the form
     ----------------------
of Exhibit C.
   ---------

     Computation Period means any period of four consecutive fiscal
     ------------------
quarters ending on the last day of a fiscal quarter.

     Consolidated Total Assets means the consolidated total assets of the
     -------------------------
Company and its Subsidiaries.

     Contingent Obligation means, as to any Person, any direct or indirect
     ---------------------
liability of such Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each a "Guaranty Obligation"); (b) with respect to
                                 -------------------
any Surety Instrument issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and (b) in the case of other Contingent Obligations, be equal to the maximum reasonably anticipated liability in respect thereof.

     Continuing Member means a member of the Board of Directors of the
     -----------------
Company who either (a) was a member of the Company's Board of Directors on the Signing Date and has been such continuously thereafter or (b) became a member of such Board of Directors after the Signing Date and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's Board of Directors.

     Contractual Obligation means, as to any Person, any provision of any
     ----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other document to which such Person is a party or by which it or any of its property is bound.

     Conversion/Continuation Date means any date on which, under Section
     ----------------------------                                -------
2.4, the Company (a) converts Loans of one Type to the other Type or (b)
---
continues Offshore Rate Loans for a new Interest Period.

     Covenant Stepdown Date means the first date on which the aggregate of
     ----------------------
all equity securities issued by the Company after the date of this Agreement plus the aggregate amount of all Preferred Securities issued by any Special
----
Purpose Trust equals or exceeds $150,000,000.

     Debenture means any debt security which is issued by the Company to a
     ---------
Special Purpose Trust in exchange for proceeds of Preferred Securities and which is subordinated to the obligations of the Company hereunder in a manner reasonably acceptable to the Required Lenders.

     Dollars, dollars and $ each mean lawful money of the United
     -------  -------     -
States.

     EBITA means, for any Computation Period, the Company's consolidated
     -----
earnings from continuing operations for such period plus, to the extent deducted in determining such earnings, Interest Expense, income taxes, any amortization of the goodwill on the Company's balance sheet as of January 2, 1996, any non-cash special charge, all AmeriServe Bankruptcy Charges and, without duplication, all Restructuring Charges and all Metz Restructuring Charges.

     Eligible Assignee means (a) a commercial bank organized under the laws
     -----------------
of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the OECD), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

     Environmental Claims means all claims, however asserted, by any
     --------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     Environmental Laws means all federal, state or local laws, statutes,
     ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

     ERISA means the Employee Retirement Income Security Act of 1974, and
     -----
the regulations promulgated thereunder.

     ERISA Affiliate means any trade or business (whether or not
     ---------------
incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code); provided that
                                                             --------
"ERISA Affiliate" shall not include Anheuser-Busch or any other Person which, as a result of the distribution of the stock of the Company by Anheuser-Busch to its shareholders, ceased to be, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414 of the Code.

     ERISA Event means (a) a Reportable Event with respect to a Pension
     -----------
Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a substantial cessation of operations which is treated as such a withdrawal; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

     Event of Default means any of the events or circumstances specified in
     ----------------
Section 8.1.
-----------

     Facility Fee Rate means the applicable rate per annum set forth in
     -----------------
Schedule 1.1.
------------

     Federal Funds Rate means, for any day, the rate set forth in the
     ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor. "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

     Finance Subsidiary means a Wholly-Owned Subsidiary whose only business
     ------------------
activity consists of borrowing funds from, or lending funds to, the Company or any other Wholly-Owned Subsidiary, and which does not borrow from or lend to any other Person.

     Foreign Subsidiary means (i) any Subsidiary which is organized under
     ------------------
the laws of a jurisdiction other than, and conducts substantially all of its business outside, the United States and (ii) any Subsidiary organized under the laws of the United States or a political subdivision thereof and which engages in no business other than the ownership of stock of one or more Subsidiaries described in clause (i) above.
                          ----------

     FRB means the Board of Governors of the Federal Reserve System, and
     ---
any Governmental Authority succeeding to any of its principal functions.

     Further Taxes means any and all present or future taxes, levies,
     -------------
assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.1.
                            -----------

     GAAP means generally accepted accounting principles set forth from
     ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     Governmental Authority means any nation or government, any state or
     ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     Guaranty Obligation has the meaning specified in the definition of
     -------------------
Contingent Obligation.

     Indebtedness of any Person means, without duplication, (a) all
     ------------
indebtedness of such Person for borrowed money; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations of such Person with respect to Surety Instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to capital leases which should be recorded on a balance sheet of such Person in accordance with GAAP; (g) all indebtedness of the types referred to in clauses (a) through (f) above
                                         -----------         ---
secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided that the amount of any such Indebtedness shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien; and (i) all Guaranty Obligations of such Person in respect of indebtedness or obligations of others. For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (other than any such Indebtedness which is expressly non-recourse to such Person). Notwithstanding the foregoing, on and after the Covenant Stepdown Date "Indebtedness" shall not include (x) the
                                  ------------
obligations of a Special Purpose Trust under any Preferred Securities or (y) the obligations of the Company under any Debentures or under any guaranty of any Preferred Securities so long as such guaranty has been subordinated to the obligations of the Company hereunder in a manner reasonably satisfactory to the Required Lenders.

     Indemnified Liabilities - see Section 10.5.
     -----------------------       ------------

     Indemnified Person - see Section 10.5.
     ------------------       ------------

     Independent Auditor - see subsection 6.1(a).
     -------------------       -----------------

     Insolvency Proceeding means, with respect to any Person, (a) any case,
     ---------------------
action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case undertaken under any U.S. Federal, state or foreign law, including the Bankruptcy Code.

     Interest Coverage Ratio means, for any Computation Period, the ratio
     -----------------------
of (a) EBITA for such Computation Period, to (b) Interest Expense for such Computation Period.

     Interest Expense means for any period the consolidated interest
     ----------------
expense of the Company and its Subsidiaries for such period (including (a) all imputed interest on capital leases and (b) all interest payable on any Debentures (without double-counting dividends paid on any related Preferred Securities) which constitute Indebtedness).

     Interest Payment Date means, as to any Loan other than a Base Rate
     ---------------------
Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided
                                                                    --------
that if any Interest Period for an Offshore Rate Loan exceeds three months, each three-month anniversary of the first day of such Interest Period also shall be an Interest Payment Date.

     Interest Period means, as to any Offshore Rate Loan, the period
     ---------------
commencing on the Borrowing Date of such Loan or on the Conversion/ Continuation Date on which such Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two or three weeks thereafter or one, two, three, six or, if available to all Lenders, nine or twelve months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided that:
                                             --------

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (ii) any Interest Period for an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

     IRS means the Internal Revenue Service, and any Governmental Authority
     ---
succeeding to any of its principal functions under the Code.

     Lender - see the Preamble.
     ------           --------

     Lending Office means, as to any Lender, the office or offices of such
     --------------
Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 10.2, or such
                                                  -------------
other office or offices as such Lender may from time to time notify the Company and the Administrative Agent.

     Leverage Ratio means at any time the ratio of (a) Total Indebtedness
     --------------
to (b) the sum of Total Indebtedness plus the Company's shareholders' equity.

     Lien means any security interest, mortgage, deed of trust, pledge,
     ----
hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the foregoing, but not including the interest of a lessor under an operating lease).

     Loan means a Loan by a Lender to the Company under Section 2.1,
     ----                                               -----------
which may be a Base Rate Loan or an Offshore Rate Loan (each a "Type" of
                                                                ----
Loan).

     Loan Documents means this Agreement and any Notes.
     --------------

     Margin Stock means "margin stock" as such term is defined in
     ------------
Regulation T, U or X of the FRB.

     Material Adverse Effect means a material adverse change in, or a
     -----------------------
material adverse effect upon, the operations, business, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

     Metz means Metz Holdings, Inc., a Delaware corporation.
     ----

     Metz Acquisition means the Acquisition by the Company of the capital
     ----------------
stock of Metz Holdings, Inc.

     Metz Acquisition Documents means the Stock Purchase Agreement dated as
     --------------------------
of November 15, 1999 by and among the Company, SFC New Holdings, Inc. and
Metz.

     Metz Restructuring Charges means the first $7,000,000 of restructuring
     --------------------------
charges taken by the Company in connection with the Metz Acquisition.

     MGT means Morgan Guaranty Trust Company of New York.
     ---

     Multiemployer Plan means a "multiemployer plan", within the meaning of
     ------------------
Section 4001(a)(3) of ERISA, with respect to which the Company or any ERISA Affiliate may have any liability.

     Note means a promissory note executed by the Company in favor of a
     ----
Lender pursuant to subsection 2.2(b), in substantially the form of Exhibit G.
                   -----------------                               ---------

     Notice of Borrowing means a notice in substantially the form of
     -------------------
Exhibit A.
---------

     Notice of Conversion/Continuation means a notice in substantially the
     ---------------------------------
form of Exhibit B.
        ---------

     Obligations means all advances, debts, liabilities, obligations,
     -----------
covenants and duties arising under any Loan Document owing by the Company to any Lender, the Administrative Agent or any other Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising.

     Offshore Rate means, for any Interest Period, with respect to Offshore
     -------------
Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

     Offshore Rate =        IBOR
                     ---------------------
              1.00 - Eurodollar Reserve Percentage


     Where,

          "Eurodollar Reserve Percentage" means for any day for any
           -----------------------------
     Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "IBOR" means the rate of interest per annum determined by the
           ----
     Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to an integral multiple of 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by each Reference Lender as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by such Reference Lender and having a maturity comparable to such Interest Period would be offered to prime banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York time) two Business Days prior to the commencement of such Interest Period (or, in the case of any Interest Period beginning on the date on which the initial Loans are made, at such other time as may be reasonably determined by the Administrative Agent).

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     Offshore Rate Loan means a Loan that bears interest based on the
     ------------------
Offshore Rate.

     Organization Documents means (i) for any corporation, the certificate
     ----------------------
of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organizational document of such trust and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

     Other Taxes means any present or future stamp, court or documentary
     -----------
taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

     Participant - see subsection 10.8(d).
     -----------       ------------------

     PBGC means the Pension Benefit Guaranty Corporation, or any
     ----
Governmental Authority succeeding to any of its principal functions under ERISA.

     Pension Plan means a pension plan (as defined in Section 3(2) of
     ------------
ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability.

     Permitted Liens - see Section 7.2.
     ---------------       -----------

     Permitted Swap Obligations means all obligations (contingent or
     --------------------------
otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with (a) raw materials purchases, (b) interest or currency exchange rates, (c) operating expenses or other anticipated obligations of such Person, (d) other liabilities, commitments or assets held or reasonably anticipated by such Person or (e) changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder.

     Person means an individual, partnership, corporation, limited
     ------
liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     Plan means an employee benefit plan (as defined in Section 3(3) of
     ----
ERISA), other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability, and includes any Pension Plan.

     Preferred Securities means preferred securities issued by a Special
     --------------------
Purpose Trust which (i) provide, among other things, that dividends are payable only out of proceeds of interest payments on Debentures and (ii) are treated in whole or in part as equity for rating agency purposes while being treated as debt for tax purposes.

     Pro Rata Share means for any Lender at any time the proportion
     --------------
(expressed as a decimal, rounded to the ninth decimal place) which such Lender's Commitment constitutes of the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans constitutes of (ii) the aggregate principal amount of all Committed Loans).

     Reference Lenders means Bank of America, N.A. and MGT and any
     -----------------
replacement Reference Lender designated pursuant to Subsection 2.11(c).
                                                    ------------------

     Reportable Event means, any of the events set forth in Section 4043(b)
     ----------------
of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

     Required Lenders means Lenders holding Adjusted Pro Rata Shares
     ----------------
aggregating 66 2/3% or more.

     Requirement of Law means, as to any Person, any law (statutory or
     ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     Responsible Officer means the chief executive officer, the president
     -------------------
or any vice president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

     Restructuring Charges means the first $18,600,000 of restructuring
     ---------------------
charges taken by the Company after January 5, 1999 in connection with the restructuring of its manufacturing and distribution operations in Spain.

     SEC means the Securities and Exchange Commission, or any Governmental
     ---
Authority succeeding to any of its principal functions.

     Significant Subsidiary means at any time any Subsidiary which, as of
     ----------------------
the last day of the most recently ended fiscal year, either (a) held more than 10% of Consolidated Total Assets or (b) had more than 10% of the consolidated revenues of the Company and its Subsidiaries for the fiscal year ending on such date (or, in the case of any Subsidiary acquired or created during any fiscal year, which would have met either of such tests on a pro forma basis as of the last day of the preceding fiscal year).

     Signing Date means the date on which this Agreement has been executed
     ------------
and delivered by the parties hereto.

     Special Purpose Trust means a special purpose business trust
     ---------------------
established by the Company of which the Company will hold all the common securities, which will be the issuer of Preferred Securities, and which will loan to the Company (such loan being evidenced by Debentures) the net proceeds of the issuance and sale of any Preferred Securities.

     Subsidiary of a Person means any corporation, association,
     ----------
partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     Surety Instruments means all letters of credit (including standby and
     ------------------
commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     Swap Contract means any agreement, whether or not in writing, relating
     -------------
to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     Taxes means any and all present or future taxes, levies, assessments,
     -----
imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

     Termination Date means the earliest to occur of:
     ----------------

     (a)  March 16, 2001.

     (b) May 31, 2000 if the Metz Acquisition has not been consummated prior thereto; and

     (c) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     Total Indebtedness means, at any time, all Indebtedness of the Company
     ------------------
and its Subsidiaries determined on a consolidated basis, excluding contingent obligations with respect to letters of credit (other than any letter of credit issued for the account of the Company or any Subsidiary to support obligations of a Person other than the Company or any Subsidiary).

     Total Outstandings means the sum of the aggregate principal amount of
     ------------------
all outstanding Loans.

     Type has the meaning specified in the definition of "Loan."
     ----

     Unfunded Pension Liability means the excess of a Pension Plan's
     --------------------------
benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of such Plan's assets, determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     United States and U.S. each means the United States of America.
     -------------     ----

     Unmatured Event of Default means any event or circumstance which, with
     --------------------------
the giving of notice, the lapse of time or both, will (if not cured or otherwise remedied during such time) constitute an Event of Default.

     Utilization Fee Rate means the applicable rate per annum set forth in
     --------------------
Schedule 1.1.
------------

     Wholly-Owned Subsidiary means any corporation in which (other than
     -----------------------
directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     1.2 Other Interpretive Provisions.
         -----------------------------

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

     (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (c)  (i)   The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

          (ii) The term "including" is not limiting and means "including without limitation."

          (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

     (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

     (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of the Administrative Agent, the Lenders or the Required Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

     (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

     1.3 Accounting Principles.
         ---------------------

          (a)   Unless the context otherwise clearly requires, all
accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided that if the Company
                                            --------
notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII to eliminate the effect of any change in GAAP on the
            -----------
operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII for such
                                                -----------
purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                               ARTICLE II

                               THE CREDITS

     2.1 Amounts and Terms of Commitments. Each Lender severally agrees, on
         --------------------------------
the terms and conditions set forth herein, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount, as reduced
                                    ------------
pursuant to Section 2.5 or changed by one or more assignments under Section
            -----------                                             -------
10.8, such Lender's "Commitment"); provided, however, that, after
----                 ----------    --------  -------
giving effect to any Borrowing, the Total Outstandings shall not exceed the combined Commitments. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.7 and reborrow under this
     -----------               -----------
Section 2.1.
-----------

     2.2 Loan Accounts. (a) The Loans made by each Lender shall be
         -------------
evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

          (b)   Upon the request of any Lender made through the
Administrative Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan evidenced thereby and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be rebuttable presumptive evidence of the amount of the Loans evidenced thereby, and the interest and payments thereon; provided, however, that
                                                --------  -------
the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

     2.3 Procedure for Borrowing.  (a) Each Borrowing shall be made upon
         -----------------------
the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent prior to (i) 11:30 a.m. New York time two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans (or, in the case of the initial Loans, such later date and time as the Administrative Agent may agree, but in any event not later than 11:30 a.m. New York time on the requested Borrowing Date), and (ii) 11:30 a.m. New York time on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                    (A) the amount of the Borrowing, which shall be in an aggregate amount of $5,000,000 or a higher multiple of $500,000;

                    (B) the requested Borrowing Date, which shall be a Business Day;

                    (C) the Type of Loans comprising such Borrowing; and

                    (D) in the case of Offshore Rate Loans, the duration of the initial Interest Period applicable to such Loans.

          (b) The Administrative Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of such Borrowing.

          (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 1:00 p.m. New York time on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available to the Company by the Administrative Agent by wire transfer in accordance with written instructions provided to the Administrative Agent by the Company of like funds as received by the Administrative Agent.

          (d) After giving effect to any Borrowing, unless the Administrative Agent otherwise consents, there may not be more than 16 different Interest Periods in effect for all Borrowings.

     2.4 Conversion and Continuation Elections for Borrowings. (a) The
         ----------------------------------------------------
Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):
                -----------------

                (i)  elect, as of any Business Day, in the case of Base
     Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert such Loans (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $500,000) into Loans of the other Type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount of $5,000,000 or a higher integral multiple of $500,000) for another Interest Period;

provided that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of any part thereof, to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans.

          (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than 11:00 a.m. New York time at least (i) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                (A) the proposed Conversion/Continuation Date;

                (B) the aggregate amount of Loans to be converted or continued;

                (C) the Type of Loans resulting from the proposed conversion or continuation; and

                (D) in the case of conversion into or continuation of Offshore Rate Loans, the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

          (e) Unless the Required Lenders otherwise consent, the Company may not elect to have converted into or continued as an Offshore Rate Loan during the existence of an Event of Default or Unmatured Event of Default.

          (f) After giving effect to any conversion or continuation of Loans, unless the Administrative Agent shall otherwise consent, there may not be more than 16 different Interest Periods in effect for all Borrowings.

     2.5 Voluntary Termination or Reduction of Commitments. The Company
         -------------------------------------------------
may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by a minimum amount of $5,000,000 or a higher integral multiple of $500,000; unless, after giving effect thereto and to any prepayments of Loans made on
------
the effective date thereof, the Total Outstandings would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to reduce the Commitment of each Lender according to its Pro Rata Share. If the Company terminates the Commitments or reduces the Commitments to zero, the Company shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination.

     2.6 Mandatory Reduction of Commitments. The Company shall permanently
         ----------------------------------
reduce the Commitments by an amount equal to 100% of the net after-tax cash proceeds received from: (i) the issuance by the Company of any common or preferred equity or equity equivalent securities, (ii) any convertible debt or any other debt security (including new bank facilities) with a maturity in excess of one year, and (iii) asset sales other than assets sold in the ordinary course of business. Notwithstanding the foregoing, any instrument that receives the Treasury method of accounting under GAAP shall not be subject to the foregoing requirement with respect to a mandatory commitment reduction, although the Company intends and expects to use the net after-tax cash proceeds from such instruments to reduce the commitment.

     2.7 Optional Prepayments. Subject to the proviso to subsection
         --------------------                            ----------
2.4(a) and to Section 3.4, the Company may, from time to time, upon
------        -----------
irrevocable notice to the Administrative Agent, which notice must be received by the Administrative Agent prior to 11:30 a.m. New York time (i) two Business Days prior to the date of prepayment, in the case of Offshore Rate Loans, and
(ii) on the date of prepayment, in the case of Base Rate Loans, ratably prepay Loans in whole or in part, in an aggregate amount of $1,000,000 or a higher integral multiple of $500,000. Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of any such notice and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with, in the case of Offshore Rate Loans, accrued interest to such date on the amount prepaid and any amounts required pursuant to Section 3.4.
   -----------

     2.8 Repayment. The Company shall repay all Loans on the Termination
         ---------
Date.

     2.9 Interest. (a) Each Loan shall bear interest on the outstanding
         --------
principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus the Applicable Margin or (ii) the Base Rate, as the case may be (and subject to the Company's right to convert to the other Type of Loan under Section 2.4).
                                -----------

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest also shall be paid on the date of any conversion of Offshore Rate Loans under Section 2.4 and prepayment of
                                        -----------
Offshore Rate Loans under Section 2.7, in each case for the portion of the
                          -----------
Loans so converted or prepaid.

          (c) Notwithstanding the foregoing provisions of this Section, upon notice to the Company from the Agent (acting at the request or with the consent of the Required Lenders) during the existence of any Event of Default, and for so long as such Event of Default continues, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and, to the extent permitted by applicable law, on any other amount payable hereunder or under any other Loan Document, at a rate per annum which is determined by adding 2% per annum to the rate otherwise applicable thereto pursuant to the terms hereof or such other Loan Document (or, if no such rate is specified, the Base Rate). All such interest shall be payable on demand.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

     2.10 Fees.
          ----

          (a)   Arrangement, Agency Fees. The Company agrees to pay to
                ------------------------
the Administrative Agent and the Arranger such fees at such times and in such amounts as are mutually agreed to from time to time by the Company and the Administrative Agent or the Arranger, as the case may be.

          (b)   Facility Fees. The Company shall pay to the
                -------------
Administrative Agent for the account of each Lender a facility fee computed at the Facility Fee Rate per annum on the amount of such Lender's Commitment as in effect from time to time (whether used or unused) or, if the Commitments have terminated, on the principal amount of such Lender's Loans. Such facility fee shall accrue from the Signing Date to the Termination Date, and thereafter until all Loans are paid in full, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date (or, if later, on the date all Loans are paid in full).

          (c)   Utilization Fees. For any day on which the amount of the
                ----------------
Total Outstandings is equal to or greater than 25% of $600,000,000, the Company shall pay to the Administrative Agent for the account of each Lender a utilization fee computed at a rate per annum equal to the Utilization Fee Rate on the principal amount of such Lender's Loans. Such utilization fee shall accrue (for any day on which applicable) from the Closing Date to the Termination Date, and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, with the final payment to be made on the Termination Date.

          (d)   Participation Fees. The Company agrees to pay to the
                ------------------
Lenders such fees at such times and in such amounts as set forth in the Fee Letter dated November 2, 1999.

          (e)   Refinancing Incentive Fees. The Company agrees to pay to
                --------------------------
each Lender on September 18, 2000 a one-time fee equal to 0.1% of such Lender's Commitment as in effect on such date.

     2.11 Computation of Fees and Interest. (a) All computations of
          --------------------------------
interest for Base Rate Loans when the Base Rate is determined by MGT's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which such interest or such fees are computed from the first day thereof to the last day thereof.

          (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate and the resulting interest rate.

          (c) If for any reason whatsoever a Reference Lender ceases to be a Lender hereunder, such Reference Lender shall thereupon cease to be a Reference Lender, and the Company and the Administrative Agent may designate any other Lender (so long as such Lender has consented thereto) as a Reference Lender (if being understood that unless and until a new Reference Lender is so designated, the Offshore Rate shall be determined on the basis of the rates as notified by the remaining Reference Lender).

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders fails to supply such rates to the Administrative Agent upon its request, the Offshore Rate shall be determined on the basis of the quotations of the remaining Reference Lender(s).

     2.12 Payments by the Company. (a) All payments to be made by the
          -----------------------
Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. New York time on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 1:00 p.m. New York time shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day (unless, in the case of a payment with respect to an Offshore Rate Loan, the following Business Day is in another calendar month, in which case such payment shall be made on the preceding Business Day), and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     2.13 Payments by the Lenders to the Administrative Agent. (a) Unless
          ---------------------------------------------------
the Administrative Agent receives notice from a Lender at least one Business Day prior to the date of a Borrowing of Offshore Rate Loans or by 12:30 a.m. New York time on the day of any Borrowing of Base Rate Loans, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection
                                                                 ----------
(a) shall be conclusive, absent manifest error. If such amount is so made
---
available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

     2.14 Sharing of Payments, Etc. If, other than as expressly provided
          -------------------------
elsewhere herein, any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder, in excess of its Pro Rata Share of payments and other recoveries received by all Lenders, such Lender shall immediately (i) notify the Administrative Agent of such fact and (ii) purchase from the other Lenders such participations in the Loans made by (or other Obligations owed
to) them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery pro rata with each of them so that each Lender has received its Pro Rata Share of all such payments and other recoveries; provided that if all or any portion of such excess payment or
            --------
other recovery is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if
           -------------
such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.


                               ARTICLE III

                 TAXES, YIELD PROTECTION AND ILLEGALITY

     3.1 Taxes. (a) Any and all payments by the Company to each Lender or
         -----
the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes and Further Taxes.

          (b) If the Company shall be required by law to deduct or withhold any Taxes. Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

                (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                (ii) the Company shall make such deductions and withholdings; and

                (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (c) The Company agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes, Other Taxes and Further Taxes in the amount that such Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Administrative Agent makes written demand therefor.

          (d) Within 30 days after the date of any payment by the Company of any Taxes, Other Taxes or Further Taxes, the Company shall furnish each applicable Lender and the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender and the Administrative Agent.

          (e)   If the Company is required to pay any amount to any Lender or the Administrative Agent pursuant to subsection (b) or (c) of this
                                        --------------    ---
Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

          (f)   Notwithstanding the foregoing provisions of this Section
                                                                 -------
3.1, if any Lender fails to notify the Company of any event or circumstance
---
which will entitle such Lender to compensation pursuant to this Section 3.1
                                                                -----------
within 120 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 120 days before the date on which such Lender notifies the Company of such event or circumstance.

     3.2 Illegality. (a) If any Lender determines that the introduction of
         ----------
any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

          (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loan of such Lender the outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on
                                                    -----------
the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender (and such affected Lender shall lend to the Company), in the amount of such repayment, a Base Rate Loan.

          (c)   If the obligation of any Lender to make or maintain
Offshore Rate Loans has been so terminated or suspended, all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

          (d) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

     3.3 Increased Costs and Reduction of Return. (a) If any Lender
         ---------------------------------------
determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) compliance by such Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loan or participating in any Letter of Credit, or, in the case of an Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased cost.

          (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans or obligations under this Agreement, then, upon demand of such Lender to the Company through the Administrative Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

          (c)   Notwithstanding the foregoing provisions of this Section
                                                                 -------
3.3, if any Lender fails to notify the Company of any event or circumstance
---
which will entitle such Lender to compensation pursuant to this Section 3.3
                                                                -----------
within 60 days after such Lender obtains knowledge of such event or circumstance, then such Lender shall not be entitled to compensation from the Company for any amount arising prior to the date which is 60 days before the date on which such Lender notifies the Company of such event or circumstance.

     3.4 Funding Losses. The Company shall reimburse each Lender and hold
         --------------
each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

          (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

          (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation for such Loan;

          (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.7;
                                           -----------

          (d) the prepayment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

          (e)   the automatic conversion under subsection 2.4(a) of any
                                               -----------------
Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.3(a), each Offshore Rate Loan
                             -----------------
made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.5 Inability to Determine Rates. If (a) the Administrative Agent
         ----------------------------
determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or (b) the Required Lenders determine that the Offshore Rate applicable pursuant to subsection 2.9(a) for any
                                         -----------------
requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (b)) revokes
                                                       ----------
such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loan.

     3.6 Certificates of Lenders. Any Lender claiming reimbursement or
         -----------------------
compensation under this Article III shall deliver to the Company (with a
                        -----------
copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and the manner in which such amount has been calculated, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.7 Substitution of Lenders. Upon the receipt by the Company from any
         -----------------------
Lender of a claim for compensation under Section 3.1 or 3.3 or a notice
                                         -----------    ---
of the type described in Section 3.2, the Company may: (i) designate a
                         -----------
replacement bank or financial institution satisfactory to the Company (a "Replacement Lender") to acquire and assume all or a ratable part of all of
 ------------------
such
affected Lender's Loans and Commitment; and/or (ii) request one or more of the other Lenders to acquire and assume all or part of such affected Lender's Loans and Commitment. Any designation of a Replacement Lender under clause
                                                                    ------
(i) shall be subject to the prior written consent of the Administrative
---
Agent (which consent shall not be unreasonably withheld).

     3.8 Survival. The agreements and obligations of the Company in this
         --------
Article III shall survive the termination of this Agreement and the payment
-----------
of all other Obligations.


                               ARTICLE IV

                          CONDITIONS PRECEDENT

     4.1 Conditions to Initial Loans. The obligation of each Lender to
         ---------------------------
make its initial Loan is subject to the conditions precedent that the Administrative Agent shall have received (i) evidence that the Metz
Acquisition has been (or concurrently with the making of the initial Loans will be) consummated and (ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and (except for the Notes) in sufficient copies for each Lender:

          (a)   Agreement and Notes. This Agreement and the Notes
                -------------------
executed by each party hereto and thereto.

          (b)   Resolutions; Incumbency.
                -----------------------

                (i) Copies of the resolutions of the board of directors of the Company authorizing the execution and delivery of the Loan Documents and the consummation of the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                (ii)   a certificate of the Secretary or Assistant
     Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver the Loan Documents, Notices of Borrowing, Notices of Conversion/Continuation, Compliance Certificates and similar documents).

          (c)   Organization Documents. The articles or certificate of
                ----------------------
incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

          (d)   Legal Opinions.
                --------------

                (i) An opinion of Bryan Cave LLP, counsel to the Company, substantially in the form of Exhibit D; and
                                           ---------

                (ii) an opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent, substantially in the form of Exhibit E.
                                                               ---------

          (e)   Payment of Fees. Evidence of payment by the Company of
                ---------------
all accrued and unpaid fees, costs and expenses to the extent then due and payable hereunder on the Closing Date, together with Attorney Costs of MGT to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute MGT's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and MGT), including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.4.
                                                 -------------     ----

          (f)   Certificate. A certificate signed by a Responsible
                -----------
Officer, dated as of the Closing Date, stating that:

                (i)    the representations and warranties contained in
     Article V are true and correct on and as of such date, as though made
     ---------
     on and as of such date;

                (ii) no Event of Default or Unmatured Event of Default exists or would result from the effectiveness of this Agreement; and

                (iii) since March 30, 1999, no event or circumstance has occurred that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (g)   Other Documents. Such other approvals, opinions,
                ---------------
documents or materials as the Administrative Agent or any Lender may reasonably request.

     4.2 Conditions to All Borrowings. The obligation of each Lender to
         ----------------------------
make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

          (a)   Notice of Borrowing. The Administrative Agent shall
                -------------------
have received a Notice of Borrowing.

          (b)   Continuation of Representations and Warranties. The
                ----------------------------------------------
representations and warranties in Article V (excluding Section 5.5,
                                  ---------            -----------
subsections 5.7(a) and 5.7(c) and Section 5.11) shall be true and
------------------     ------             ----
correct on and of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

          (c)   No Existing Default. No Event of Default or Unmatured
                -------------------
Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company that, as of the date of each such notice and as of the relevant Borrowing Date, as applicable, the conditions in this Section 4.2 are satisfied.
     -----------


                                ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Administrative Agent and each Lender that:

     5.1 Corporate Existence and Power. The Company and each of its
         -----------------------------
Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and to carry on its business and (ii) to execute, deliver and perform its obligations under the Loan Documents to which it is a party;

          (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d)   is in compliance with all Requirements of Law;

except, in each case referred to in subclause (b)(i), clause (c) or
                                    ----------------  ----------
clause (d), to the extent that the failure to do so could not reasonably be
----------
expected to have a Material Adverse Effect.

     5.2 Corporate Authorization; No Contravention. The execution,
         -----------------------------------------
delivery and performance by the Company of each Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

          (a)   contravene the terms of the Company's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any of its Subsidiaries or any of its or their property is subject; or

          (c)   violate any Requirement of Law.

     5.3 Governmental Authorization. No approval, consent, exemption,
         --------------------------
authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

     5.4 Binding Effect. This Agreement and the other Loan Documents
         --------------
constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 Litigation. Except as specifically disclosed on Schedule 5.5,
         ----------                                      ------------
there are no actions, suits, proceedings, claims or disputes pending or, to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any Subsidiary or any of their respective properties; (a) which purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) as to which there exists a reasonable likelihood of an adverse determination, which determination would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.6 No Default. No Event of Default or Unmatured Event of Default
         ----------
exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

     5.7 ERISA Compliance. Except as specifically disclosed in Schedule
         ----------------                                      --------
5.7:
---

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no contribution failure has occurred with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (iii) no Pension Plan has any Unfunded Pension Liability; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (v) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (vi) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans
         -----------------------------------
will be used solely for the purposes set forth in and permitted by Section
                                                                   -------
6.12 and Section 7.8. Neither the Company nor any Subsidiary is generally
----     -----------
engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.9 Title to Properties. The Company and each Subsidiary have good
         -------------------
record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 Taxes. The Company and its Subsidiaries have filed all Federal
          -----
and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11 Financial Condition. (a)(1) The audited consolidated financial
          -------------------
statements of the Company and its Subsidiaries dated March 30, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date, and (2) the unaudited interim consolidated financial statements of the Company and its Subsidiaries dated January 4, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date:

                (i) were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (subject, in the case of the unaudited interim statements, to the absence of footnotes and to ordinary, good faith year-end audit adjustments);

                (ii) fairly present (subject, in the case of the unaudited interim statements, to ordinary, good faith year-end audit adjustments) the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby; and

                (iii)  except as specifically disclosed in Schedule
                                                           --------
     5.11, show all material indebtedness and other liabilities, absolute
     ----
     or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof, including liabilities for taxes and material Contingent Obligations.

          (b)   Since March 30, 1999, there has been no Material Adverse
Effect.

     5.12 Environmental Matters. The Company conducts in the ordinary
          ---------------------
course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and
                          -------------
Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.13 Regulated Entities. None of the Company, any Person controlling
          ------------------
the Company, or any Subsidiary is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 No Burdensome Restrictions. Neither the Company nor any
          --------------------------
Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company
          -------------------------------------------------
or its Subsidiaries own or are licensed or otherwise have the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary, and which is material to the business or operations of the Company and its Subsidiaries, infringes upon any rights held by any other Person.

     5.16 Subsidiaries. As of the Closing Date (and after giving effect to
          ------------
the Metz Acquisition), the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16 (and no Significant
                          --------    -------------
Subsidiaries other than those identified as such in part (a) of such
                                                    --------
Schedule) and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.
                                           --------    -------------

     5.17 Insurance. The properties of the Company and its Subsidiaries
          ---------
are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     5.18 Swap Obligations. Neither the Company nor any of its
          ----------------
Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     5.19 Full Disclosure. The representations and warranties made by the
          ---------------
Company and its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents, taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

     5.20 Metz Acquisition. (a) The Metz Acquisition will comply in all
          ----------------
material respects with all applicable legal requirements, and all necessary governmental, regulatory, shareholder and other consents and approvals required for the consummation of the Metz Acquisition will be duly obtained and in full force and effect prior to the consummation thereof, except to the extent that failure to obtain such consents and approvals will not have a Material Adverse Effect or materially adversely affect the value of Metz.

          (b) The consummation of the Metz Acquisition will not violate any statute or regulation of the United States or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body, or result in a breach of, or constitute a default under, any material agreement or indenture, or any order or decree, affecting the Company or any of its Subsidiaries (including any entity which will be a Subsidiary after giving effect to the Metz Acquisition), except to the extent such violations, breaches and defaults will not have a Material Adverse Effect or materially adversely affect the value of Metz.

          (c) The Company will not agree to any amendment, waiver or other modification to the Metz Acquisition Documents which would have a Material Adverse Effect.


                               ARTICLE VI

                          AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied unless the Required Lenders waive compliance in writing:

     6.1 Financial Statements. The Company shall deliver to the
         --------------------
Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders, with sufficient copies for each Lender:

          (a)   as soon as available, but not later than 100 days after
the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of PricewaterhouseCoopers L.L.P. or another nationally-recognized independent public accounting firm ("Independent Auditor"), which opinion (i) shall
                         -------------------
state that such consolidated financial statements present fairly the Company's consolidated financial position for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records; and

          (b) as soon as available, but not later than 55 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and its Subsidiaries as of such date and for such period.

     6.2 Certificates; Other Information. The Company shall furnish to the
         -------------------------------
Administrative Agent, with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate
               ------------------     ---
executed by a Responsible Officer;

          (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

          (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request.

     6.3 Notices. The Company shall promptly (or, in the case of any event
         -------
described in clause (c)(ii) below, not less than 10 days prior to the
             --------------
occurrence of such event) notify the Administrative Agent and each Lender:

          (a) of the occurrence of any Event of Default or Unmatured Event of Default known to the Company;

          (b) of any of the following matters that has resulted or is reasonably expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary including pursuant to any applicable Environmental Laws;

          (c) of the occurrence of any of the following events known to the Company which affect the Company or any ERISA Affiliate, and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                (i)    an ERISA Event;

                (ii) a contribution failure with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

                (iii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                (iv)   the adoption of, or the commencement of
     contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                (v)    the adoption of any amendment to a Plan subject to
     Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

          (d) of any material change in accounting policies or financial reporting practices by the Company and its consolidated Subsidiaries.

          Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or
-----------------
provisions of this Agreement or any other Loan Document that have been breached or violated.

     6.4 Preservation of Corporate Existence, Etc. The Company shall, and
         ----------------------------------------
shall cause each Significant Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of organization;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business (except in connection with transactions permitted by Section 7.4 and sales
                                                     -----------
of assets permitted by Section 7.4);
                       -----------

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.5 Maintenance of Property. The Company shall, and shall cause each
         -----------------------
Subsidiary to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

     6.6 Insurance. The Company shall, and shall cause each Subsidiary to,
         ---------
maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.7 Payment of Obligations. The Company shall, and shall cause each
         ----------------------
Subsidiary to, pay and discharge, as the same shall become due and payable, all their respective material obligations and liabilities, including:

          (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

          (b) all material claims which, if unpaid, would by law become a Lien upon its property.

     6.8 Compliance with Laws. The Company shall, and shall cause each
         --------------------
Subsidiary to, comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.9 Compliance with ERISA. The Company shall, and shall cause each of
         ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.10 Inspection of Property and Books and Records. The Company shall,
          --------------------------------------------
and shall cause each Subsidiary to, maintain proper books of record and account, in which full, true and correct entries (sufficient to permit the preparation of consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Significant Subsidiary to permit, the Administrative Agent, any Lender or their respective representatives, at any reasonable time during normal business hours and from time to time at the request of the Administrative Agent or the relevant Lender, to visit and inspect the properties of the Company or any Significant Subsidiary (and, if (i) any Unmatured Event of Default exists and has been continuing for 15 days or (ii) any Event of Default exists to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom), and to discuss the affairs, finances and accounts of the Company or any Significant Subsidiary with the appropriate officers of the Company or such Significant Subsidiary.

     6.11 Environmental Laws. The Company shall, and shall cause each
          ------------------
Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all material Environmental Laws.

     6.12 Use of Proceeds. The Company shall use the proceeds of the Loans
          ---------------
for working capital and other general corporate purposes (including the Metz Acquisition) not in contravention of any Requirement of Law or of any Loan Document; provided that the Company shall not use the proceeds of any Loan
          --------
to make any Acquisition if the Board of Directors of the Person to be acquired has not approved such Acquisition.

                               ARTICLE VII

                           NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Required Lenders waive compliance in writing:

     7.1 Financial Condition Covenants.
         -----------------------------

          (a)   Leverage Ratio. The Company shall not permit the Leverage
                --------------
Ratio to be greater than (i) if the Covenant Stepdown Date has not occurred,
 .65 to 1; and (ii) if the Covenant Stepdown Date has occurred, (A) at any time prior to the last day of the second fiscal quarter of fiscal year 2001, .60 to 1, and (B) at any time thereafter, .55 to 1.

          (b)   Interest Coverage Ratio. The Company shall not permit,
                -----------------------
as of the last day of any fiscal quarter (beginning with the fiscal quarter ending September 9, 1999), the Interest Coverage Ratio to be less than 2.0 to 1.

     7.2 Limitation on Liens. The Company shall not, and shall not suffer
         -------------------
or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

          (a) any Lien existing on property of the Company or any Subsidiary on the Signing Date and set forth in Schedule 7.2 securing
                                                ------------
Indebtedness outstanding on such date, and any extension, renewal or replacement of any such Lien so long as the principal amount secured thereby is not increased and the scope of the property subject to such Lien is not extended;

          (b)   any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that
                                                -----------
no notice of lien has been filed or recorded under the Code or any other Requirement of Law;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Company or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) surety bonds (excluding appeal bonds and other bonds posted in connection with court proceedings or judgments) and (iii) other non-delinquent obligations of a like nature; in each case incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens and liens securing contingent obligations on appeal bonds and other bonds posted in connection with court proceedings or judgments, provided that (i) in the case of judgment and judicial attachment liens, the enforcement of such Liens is effectively stayed and (ii) all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $30,000,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, individually or in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (i)   purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such
                                                 --------
Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $20,000,000;

          (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

          (k)   Liens arising solely by virtue of any statutory or common
law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a
                        --------
dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; and

          (l) other Liens securing Indebtedness not at any time exceeding in the aggregate 5% of Consolidated Total Assets.

     7.3 Disposition of Assets. The Company shall not, and shall not
         ---------------------
permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) dispositions of any of the assets identified in writing to the Administrative Agent prior to the Signing Date, to the extent that the net cash proceeds of all such dispositions does not exceed $25,000,000; and

          (c) dispositions not otherwise permitted hereunder which are made for fair market value; provided that (i) at the time of any
                            --------
disposition, no Event of Default shall exist or shall result from such disposition and (ii) the aggregate value of all assets so disposed of by the Company and its Subsidiaries in any fiscal year shall not exceed 10% of Consolidated Total Assets as of the last day of the preceding fiscal year.

     7.4 Consolidations and Mergers. The Company shall not, and shall not
         --------------------------
permit any Significant Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any other Person, except:

          (a) any Significant Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

          (b) any Significant Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

          (c) any merger, consolidation or disposition in connection with a transaction permitted by Section 7.3 or an Acquisition permitted by
                                -----------
Section 7.5.
-----------

     7.5 Loans and Investments. The Company shall not, and shall not
         ---------------------
permit any Subsidiary to, purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest or obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisition, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in any Person (including any Affiliate of the Company) (any of the foregoing an "Investment"), except for:

          (a) Investments held by the Company or any Subsidiary in the form of cash equivalents or short term marketable securities;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries, provided that the aggregate amount of all
                               --------
extensions of credit by the Company and its Domestic Subsidiaries to Foreign Subsidiaries, plus all Investments in Foreign Subsidiaries permitted solely by subsection (e) below, shall not at any time exceed 20% of Consolidated
--------------
Total Assets;

          (d) Investments incurred in order to consummate Acquisitions not otherwise prohibited herein, provided that no Event of Default or
                                 --------
Unmatured Event of Default exists or will result therefrom;

          (e)   Investments (other than extensions of credit) in
Subsidiaries, provided that the aggregate amount of all such Investments
              --------
made by the Company and its Domestic Subsidiaries in Foreign Subsidiaries after February 27, 1996, plus all Investments in Foreign Subsidiaries permitted solely by subsection (c) above, shall not exceed 20% of
                    --------------
Consolidated Total Assets;

          (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

          (g) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (h) advances, loans or extensions of credit to suppliers in the ordinary course of business by the Company and its Subsidiaries;

          (i) advances, loans or extensions of credit in the ordinary course of business by the Company and its Subsidiaries to employees of the Company and its Subsidiaries;

          (j) repurchases by the Company of its common stock to the extent permitted by Section 7.10;
                    ------------

          (k) loans to an employee stock ownership plan established by the Company, the proceeds of which are used solely to purchase stock of the Company; and

          (l) other Investments not at any time exceeding in the aggregate 5% of Consolidated Total Assets.

     7.6 Limitation on Foreign Subsidiary Indebtedness. The Company shall
         ---------------------------------------------
not permit the aggregate amount, without duplication, of (a) all Indebtedness of the Company and its

Subsidiaries which is secured by Liens described in subsection (a), (i),
                                                    -------------------
(j) or (l) of Section 7.2 plus (b) all Indebtedness of Subsidiaries
---    ---    -----------
(excluding Indebtedness owed to the Company or a Wholly-Owned Subsidiary) at any time to exceed 20% of Consolidated Total Assets.

     7.7 Transactions with Affiliates. The Company shall not, and shall
         ----------------------------
not permit any Subsidiary to, enter into any transaction with any Affiliate of the Company (other than the Company or a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

     7.8 Use of Proceeds. (a) The Company shall not, and shall not suffer
         ---------------
or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

          (b)   The Company shall not, directly or indirectly, use any
portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means
                                            ---------------------
securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
Section 24, Seventh), as amended.

     7.9 Swap Contracts. The Company shall not, and shall not permit any
         --------------
Subsidiary to, create, incur, assume or suffer to exist any obligations under Swap Contracts except for Permitted Swap Obligations.

     7.10 Restricted Payments. The Company shall not (i) declare or make
          -------------------
any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or (ii) purchase, redeem or otherwise acquire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any shares of the Company's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except that:

          (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

          (b) the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

          (c)   so long as no Event of Default or Unmatured Event of
Default exists or would result therefrom, the Company may (x) declare and pay cash dividends to its stockholders; and (y) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares, provided that the aggregate amount of all such purchases,
        --------
redemptions and other acquisitions on or after January 4, 2000 shall not exceed $60,000,000.

     7.11 ERISA. The Company shall not, and shall not permit any of its
          -----
ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $15,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     7.12 Change in Business. The Company shall not, and shall not suffer
          ------------------
or permit any Subsidiary (other than a Finance Subsidiary) to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

     7.13 Accounting Changes. The Company shall not, and shall not permit
          ------------------
any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.


                              ARTICLE VIII

                            EVENTS OF DEFAULT

     8.1 Event of Default. Any of the following shall constitute an "Event
         ----------------
of Default":

          (a)   Non-Payment. The Company fails to pay, (i) when and as
                -----------
required to be paid herein, any amount of principal of any Loan, or (ii) within three Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document.

          (b)   Representation or Warranty. Any representation or
                --------------------------
warranty by the Company or any Subsidiary made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary or any Responsible Officer furnished at any time under this Agreement or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made.

          (c)   Specific Defaults. The Company fails to perform or
                -----------------
observe any term, covenant or agreement contained in any of subsection
                                                            ----------
6.3(a), Section 7.2, 7.3, 7.4, 7.8, 7.10 or 7.12.
------  -----------  ---  ---  ---  ----    ----

          (d)   Other Defaults. The Company fails to perform or observe
                --------------
any other term or covenant contained in this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Lender.

          (e)   Cross-Default. (i) The Company or any Subsidiary (A)
                -------------
fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount of more than $30,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, provided that the aggregate amount of all such Indebtedness and
          --------
Contingent Obligations so affected and cash collateral so required shall be in the amount of $30,000,000 or more.

          (f)   Insolvency; Voluntary Proceedings. The Company or any
                ---------------------------------
Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing.

          (g)   Involuntary Proceedings. (i) Any involuntary Insolvency
                -----------------------
Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding with respect to the Company or such Subsidiary; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business.

          (h)   ERISA. (i) An ERISA Event shall occur with respect to a
                -----
Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000; (ii) a contribution failure shall occur with respect to a Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;
(iii) the
aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $50,000,000; or (iv) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period (or any period during which (x) the Company is permitted to contest its obligation to make such payment without incurring any liability (other than interest) or penalty and (y) the Company is contesting such obligation in good faith and by appropriate proceedings), any installment payment with respect to its withdrawal liability under Section 4201 of ERISA or any contribution obligation under Section 4243 of ERISA, in each case under a Multiemployer Plan in an aggregate amount in excess of $3,000,000.

          (i)   Judgments. One or more non-interlocutory judgments,
                ---------
non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions of $30,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof.

          (j)   Change of Control. Any Change of Control occurs.
                -----------------

     8.2 Remedies. If any Event of Default occurs, the Administrative
         --------
Agent shall, at the request of, or may, with the consent of, the Required
Lenders,

          (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

          (b)   declare the unpaid principal amount of all outstanding
Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (c) exercise on behalf of itself and the Lenders all other rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in
--------  -------
subsection (f) or (g) of Section 8.1 (in the case of clause (i) of
--------------    ---    -----------                 ----------
subsection (g), upon the expiration of the 60-day period mentioned therein),
--------------
the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

     8.3 Rights Not Exclusive. The rights provided for in this Agreement
         --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                               ARTICLE IX

                        THE ADMINISTRATIVE AGENT

     9.1 Appointment and Authorization; "Administrative Agent". Each
         -----------------------------------------------------
Lender hereby irrevocably (subject to Section 9.9) appoints, designates and
                                      -----------
authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.2 Delegation of Duties. The Administrative Agent may execute any of
         --------------------
its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.3 Liability of Administrative Agent. None of the Administrative
         ---------------------------------
Agent-Related Persons shall (i) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     9.4 Reliance by Administrative Agent. (a) The Administrative Agent
         --------------------------------
shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has executed this Agreement
             -----------
shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

     9.5 Notice of Default. The Administrative Agent shall not be deemed
         -----------------
to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". If the Administrative Agent receives such a notice, the Administrative Agent will notify the Lenders of its receipt of such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with this Article IX;
                                                          ----------
provided, however, that unless and until the Administrative Agent has
--------  -------
received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.6 Credit Decision. Each Lender acknowledges that none of the
         ---------------
Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative

Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any Administrative Agent-Related Person.

     9.7 Indemnification of Administrative Agent. Whether or not the
         ---------------------------------------
transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the
             --------  -------
payment to any Administrative Agent-Related Person of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the termination of this Agreement, the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     9.8 Administrative Agent in Individual Capacity. MGT and its
         -------------------------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though MGT were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, MGT or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

With respect to its Loans, MGT shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent.

     9.9 Successor Administrative Agent. The Administrative Agent may, and
         ------------------------------
at the request of the Required Lenders shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders (with, so long as no Event of Default exists, the consent of the Company, which shall not be unreasonably withheld or delayed) shall appoint from among the Lenders a successor administrative agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and
                                                          ----------
Sections 10.4 and 10.5 shall inure to its benefit as to any actions
-------------     ----
taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above.

     9.10 Withholding Tax. (a) any Lender is a "foreign corporation,
          ---------------
partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

                (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Each such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

          (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the
            --------------
Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

     9.11 Other Agents. None of the Lenders identified on the facing page
          ------------
or signature pages of this Agreement or any related document as Documentation Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a Documentation Agent or Syndication Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                ARTICLE X

                              MISCELLANEOUS

     10.1 Amendments and Waivers. No amendment or waiver of any provision
          ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however,
                                                       --------  -------
that no such waiver, amendment or consent shall, unless in writing and signed by all Lenders and the Company and acknowledged by the Administrative Agent, do any of the following:

          (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2);
                                                -----------

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or reduce any fees (other than the fees referred to in subsection 2.11(a) or other amounts payable hereunder or under any other
------------------
Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

          (e)   amend this Section, or Section 2.14, or any provision
                                       ------------
herein providing for consent or other action by all Lenders;

and provided, further, that no amendment, waiver or consent shall,
    --------  -------
unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

     10.2 Notices. (a) All notices, requests, consents, approvals, waivers
          -------
and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 10.2, and (ii) shall be followed promptly by delivery of a hard
-------------
copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.2; or, as directed to
                                          -------------
the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b)   All such notices, requests, consents, approvals, waivers
and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the
                                               ----------    --
Administrative Agent shall not be effective until actually received by the Administrative Agent.

          (c) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic or facsimile notice.

     10.3 No Waiver; Cumulative Remedies. No failure to exercise and no
          ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; now shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.4 Costs and Expenses. The Company shall:
          ------------------

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse MGT (including in its capacity as Administrative Agent) and the Arranger within five Business Days after demand (subject to subsection 4.1(e)) for all costs and expenses incurred by MGT (including in
-----------------
its capacity as Administrative Agent) and the Arranger in connection with the negotiation, development, preparation, delivery, syndication, documentation, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Document and any other document prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by MGT (including in its capacity as Administrative Agent) and the Arranger with respect thereto; and

          (b) pay or reimburse the Administrative Agent, the Arranger and each Lender within five Business Days after demand for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.5 Company Indemnification. Whether or not the transactions
          -----------------------
contemplated hereby are consummated, the Company shall indemnify, defend and hold the Administrative Agent-Related Persons and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each an "Indemnified Person") harmless from and against
                            ------------------
any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby; or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                       -----------------------
provided that the Company shall have no obligation hereunder to any
--------
Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive the termination of this Agreement and the payment of all other Obligations.

     10.6 Payments Set Aside. To the extent that the Company makes a
          ------------------
payment to the Administrative Agent or the Lenders, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, a receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

     10.7 Successors and Assigns. The provisions of this Agreement shall
          ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

     10.8 Assignments, Participations, etc. (a) Any Lender may, with the
          --------------------------------
written consent of the Company (which consent shall not be required during the existence of an Event of Default) and the Administrative Agent, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company and the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or
                                                        --------
any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (or, if less, the amount of such Lender's Commitment); provided, however,
                                                       --------  -------
that the Company and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance")
                          ---------   -------------------------
together with any Note or Notes subject to such assignment and (iii) such Lender or the Assignee has paid to the Administrative Agent a processing fee in the amount of $2,500.

          (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received and provided its consent (and, to the extent required, received the consent of the Company) with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

          (c) Within five Business Days after the effectiveness of any Assignment and Acceptance pursuant to subsection 10.8(a)), the Company
                                      ------------------
shall, upon request, execute and deliver to the Administrative Agent a new Note evidencing the applicable Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, a replacement Note in the principal amount of the Commitment retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by the assignor Lender). Immediately upon the effectiveness of any Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and/or the resulting adjustment of the Commitments arising therefrom.

          (d)   Any Lender may at any time, with notice to the Company,
sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the
            -----------
Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Loan Documents;
provided, however, that (i) the originating Lender's obligations under
--------  -------
this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Company, and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which a Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to
                                                     -------------
Section 10.1. In the case of any such participation, the Participant shall
------------
be entitled to the benefit of Sections 3.1, 3.3, 3.4 and 10.5 as
                              ------------  ---  ---     ----
though it were also a Lender hereunder (provided that no Participant shall be entitled to any greater amount pursuant to such Sections than the originating Lender would have been entitled to receive if no such participation had been sold), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

          (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.9 Confidentiality. Each Lender agrees to take, and to cause its
          ---------------
Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Administrative Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither such Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Lender; provided, however, that
                                                --------  -------
any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent or any Lender or any of their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or any of its Affiliates, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and (I) to its Affiliates.

     10.10 Set-off. In addition to any rights and remedies of the Lenders
           -------
provided by law, if an Unmatured Event of Default under subsection 8.1(a),
                                                        -----------------
(f) or (g) or any Event of Default exists, each Lender is authorized at
---    ---
any time and from time to time, without prior notice to the Company, any such notice being expressly waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender; provided, however,
                                                  --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application.

     10.11 Notification of Addresses, Lending Offices, Etc. Each Lender
           -----------------------------------------------
shall notify the Administrative Agent in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

     10.12 Counterparts. This Agreement may be executed in any number of
           ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument.

     10.13 Severability. The illegality or unenforceability of any
           ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.14 No Third Parties Benefited. This Agreement is made and entered
           --------------------------
into for the sole protection and legal benefit of the Company, the Lenders, the Administrative Agent and the

Administrative Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.15 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE
           ------------------------------
NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     10.16 Waiver of Jury Trial. THE COMPANY, THE LENDERS AND THE
           --------------------
ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE LENDERS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT OR MODIFICATION TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.17 Entire Agreement. This Agreement, together with the other Loan
           ----------------
Documents (and any agreement relating to fees referred in subsection
                                                          ----------
2.10(d)), embodies the entire agreement and understanding among the Company,
-------
the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    THE EARTHGRAINS COMPANY



                                    By:  /s/ Michael A. Salamone
                                       --------------------------------------
                                       Vice President and
                                       Treasurer

                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK, as Administrative Agent and as a Lender



                                    By:  /s/ Glenda Winter-Irving
                                       --------------------------------------
                                           Glenda Winter-Irving
                                          -----------------------------------
                                    Title: Vice President
                                          -----------------------------------

                             BANK OF AMERICA, N.A., as Syndication Agent and as a Lender



                                  /s/ William F. Sweeney
                                ---------------------------------------
                             By:    William F. Sweeney
                                   ------------------------------------
                             Title: Principal
                                   ------------------------------------

                             BANK ONE, NA (MAIN OFFICE CHICAGO), as
                             Documentation Agent and as a Lender



                                  /s/ William J. Oleferchik
                                ---------------------------------------
                             By:    William J. Oleferchik
                                   ------------------------------------
                             Title: Vice President
                                   ------------------------------------

                             UBS AG, STAMFORD BRANCH, as a Lender



                             By:  /s/ Paula Mueller
                                ---------------------------------------
                                    Paula Mueller
                                   ------------------------------------
                             Title: Director
                                   ------------------------------------

                                  /s/ Dorothy McKinley
                                ---------------------------------------
                                    Dorothy McKinley
                                   ------------------------------------
                             Title: Associate Director
                                   ------------------------------------

                             THE CHASE MANHATTAN BANK, as a Lender



                             By:  /s/ Jonathan Twichell
                                ---------------------------------------
                                    Jonathan Twichell
                                   ------------------------------------
                             Title: Vice President
                                   ------------------------------------